SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT



                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 8, 1999 (January 25, 1999)


                           FIRST CITIZENS CORPORATION
                           --------------------------
             (Exact Name of Registrant as Specified in Its Charter)


            Georgia                 333-4304                    58-2232785
            -------                 --------                    ----------
(State or other jurisdiction      (Commission                  (IRS Employer
    of incorporation)            File Number)             Identification Number)


19 Jefferson Street, Newnan, Georgia                            30263
-------------------------------------                           -----
(Address of Principal Executive Offices)                      (Zip Code)


Registrant's telephone number, including area code:  (770) 253-5017
                                                   -----------------------------

                                 Not Applicable
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)



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Item 1.  Changes in Control of Registrant

      On January 26, 1999, First Citizens Corporation (the "Company") entered into an Agreement and Plan of Reorganization (the "Agreement") with BB&T Corporation ("BB&T"). Pursuant to the Agreement, the Company will merge with BB&T in a stock-for-stock exchange (the "Merger"). Under the terms of the Agreement, BB&T will exchange 1.0789 shares of its common stock for each share of the Company's common stock, subject to possible adjustment.

      The Merger is subject to approval of Company shareholders, federal and state bank regulatory authorities and other customary closing conditions. The Company and BB&T issued a press release on January 27, 1999 describing the proposed transaction.

Item 7.  Financial Statements and Exhibits

      (a)   Not applicable.

      (b) Not applicable.

      (c)   Exhibits

            Exhibit No.       Description
            -----------       -----------

            2.1 Agreement and Plan of Reorganization by and between First Citizens Corporation and BB&T Corporation

Item 8.  Change in Fiscal Year

      On July 2, 1998, the Company filed a Form 8-K disclosing that the Board of Directors had approved changing its fiscal year end from March 31 to December
31. However, because of the proposed acquisition of the Company by BB&T described in Item 1, on January 25, 1999, the Board of Directors approved changing the fiscal year end of the Company back to March 31.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    FIRST CITIZENS CORPORATION



                                    By:/s/ Tom Moat
                                       ---------------------------------

                                    Its: President
                                         -------------------------------


Date: February 8, 1999

                                INDEX TO EXHIBITS




      Exhibit No.       Description                               Page
      -----------       -----------                               ----


      2.1               Agreement and Plan of Reorganization by
                        and between First Citizens Corporation
                        and BB&T Corporation